SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2011

ELI LILLY AND COMPANY

(Exact name of registrant as specified in its charter)

Indiana	001-06351	35-0470950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Lilly Corporate Center Indianapolis, Indiana		46285
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (317) 276-2000

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

We held our annual meeting of shareholders on April 18, 2011. The following is a summary of the matters voted on at the meeting:

a)	The four nominees for director were elected to serve three-year terms ending in 2014, as follows:

Nominee	For	Against	Abstain	Broker Nonvote
Michael L. Eskew	858,277,579	20,653,067	2,630,737	117,759,723
Alfred G. Gilman	867,419,016	11,496,682	2,645,685	117,759,723
Karen N. Horn	819,355,507	59,450,060	2,755,816	117,759,723
John C. Lechleiter	857,368,007	21,747,912	2,445,464	117,759,723

b)	The appointment of Ernst & Young LLP as our principal independent auditor was ratified by the following shareholder vote:

For:	986,619,977

Against:	10,370,964

Abstain:	2,330,165

c)	By the following vote, the shareholders approved an advisory vote on 2010 compensation paid to named executive officers:

For:	771,097,867

Against:	102,649,442

Abstain:	7,814,074

Broker Nonvote:	117,759,723

d)	By the following vote, the shareholders voted, on an advisory basis, to hold future advisory votes on executive compensation on an annual basis:

Annually:	735,421,559

Every 2 years:	7,330,463

Every 3 years:	134,001,483

Abstain:	4,807,878

Broker Nonvote:	117,759,723

e)	By the following vote, the shareholders did not approve the proposal (which required the vote of 80 percent of outstanding shares) to amend the company’s articles of incorporation to provide for annual election of directors:

For:	848,841,946

Against:	145,932,392

Abstain:	4,546,768

f)	By the following vote, the shareholders did not approve the proposal (which required the vote of 80 percent of outstanding shares) to amend the company’s articles of incorporation to eliminate all supermajority voting requirements:

For:	840,513,773

Against:	151,928,189

Abstain:	6,879,144

g)	By the following vote, the shareholders approved the Eli Lilly and Company Executive Officer Incentive Plan:

For:	803,999,103

Against:	70,125,135

Abstain:	7,437,145

Broker Nonvote:	117,759,723

As of the record date of the meeting, 1,157,664,779 shares of common stock were issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ELI LILLY AND COMPANY (Registrant)

By:	/s/ James B. Lootens
Name:	James B. Lootens
Title:	Corporate Secretary

Dated: April 19, 2011

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